EXHIBIT 99.1

Circle Star Energy Provides Operational Updated in Northwest Kansas & Funding
Commitment

FORT WORTH, TX – (November 20, 2012) – Circle Star Energy Corp. (OTCBB: CRCL) announces a funding commitment from an industry partner to drill up to three wells located in Trego County, Kansas.  CRCL intends to drill the initial well to 4,200 feet and test the Arbuckle, Kansas Lansing and other formations that are productive in the immediate area. CRCL will own a 25% working interest and a 20% net revenue interest until payout at which time CRCL will convert to a 43.75% working interest and a 35% net revenue interest after payout.

Jeff Johnson, CRCL CEO commented, “We are looking forward to breaking ground in Trego County. Based on offset activity, we anxiously await our drilling results.”

Located in Northwest Kansas, Trego County has a history of oil production, since its first oil boom discovery in the 1920s. According to the Kansas Geological Survey, Trego County has cumulatively produced 66,787,369 bbls to date from multiple formations.  Drilling is scheduled to begin around December 10, 2012.

For more information on CRCL’s unconventional resources initiative, please visit http://www.circlestarenergy.com/investors/stock-information.

For further information, news and updates, visit Circle Star Energy:

●	Follow us on Twitter: @crcl_energy

●	Like us on Facebook: www.facebook.com/CircleStarEnergy

About Circle Star Energy Corp.

Circle Star Energy Corp. is a performance-driven exploration & production company that is developing exposure to high-impact, large scale oil & gas plays via operated and non-operated positions; while establishing and building a base of low-risk, solid return and operated working interests.

CRCL is continuing its efforts in expanding its exposure in Northwest Kansas, which is also being pursued by other energy industry participants such as Chesapeake Energy Corp. (NYSE: CHK), Encana Corp. (NYSE: ECA), SandRidge Energy Inc. (NYSE: SD) and Apache Corp. (NYSE: APA).

For more information on CRCL’s unconventional resources initiative, please visit http://www.circlestarenergy.com/investors/stock-information.

For further information, news and updates, visit Circle Star Energy:

●	Follow us on Twitter: @crcl_energy

●	Like us on Facebook: www.facebook.com/CircleStarEnergy

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the depth of drilling and the date that drilling will commence. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, uncertainties with drilling conditions and financing commitments which could delay the timing of drilling and the depth of drilling and uncertainties associated with new business opportunities and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause the use of proceeds to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information please contact:.

Circle Star Energy Corp.
G. Jonathan Pina
7065 Confederate Park Road, Suite 102
Fort Worth, Texas 76108
Phone: +1 (817) 744-8502
Email: info@circlestarenergy.com
Web: www.circlestarenergy.com